                                                               Exhibit 10(i)(ii)

                                                               EXECUTION VERSION


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                                CREDIT AGREEMENT
                                    (364-DAY)

                            Dated as of May 10, 2001

                                      among

                               HARRIS CORPORATION,

                                as the Borrower,

                                 SUNTRUST BANK,

                             as Administrative Agent

                             BANK OF AMERICA, N.A.,

                              as Syndication Agent

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,

                   as Sole Lead Arranger and Sole Book Manager


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                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS.............................................................1
         1.01     Defined Terms.........................................................................1
         1.02     Other Interpretive Provisions........................................................14
         1.03     Accounting Terms.....................................................................15
         1.04     Rounding.............................................................................15
         1.05     References to Agreements and Laws....................................................15

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS......................................................15
         2.01     Loans................................................................................15
         2.02     Borrowings, Conversions and Continuations of Loans...................................16
         2.03     Prepayments..........................................................................17
         2.04     Optional Reduction or Termination of Commitments.....................................18
         2.05     Extension of Maturity Date...........................................................18
         2.06     Repayment of Loans...................................................................18
         2.07     Interest.............................................................................18
         2.08     Fees.................................................................................19
         2.09     Computation of Interest and Fees.....................................................20
         2.10     Evidence of Debt.....................................................................20
         2.11     Payments Generally...................................................................21
         2.12     Sharing of Payments..................................................................22
         2.13     Increase in Commitments..............................................................23

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY....................................................24
         3.01     Taxes................................................................................24
         3.02     Illegality...........................................................................25
         3.03     Inability to Determine Rates.........................................................26
         3.04     Increased Cost and Reduced Return; Capital Adequacy
                  Reserves on Eurodollar Rate Loans....................................................26
         3.05     Funding Losses.......................................................................27
         3.06     Matters Applicable to all Requests for Compensation..................................28
         3.07     Survival.............................................................................28
         3.08     Change in Lending Office; Limitation on Increased Costs..............................28

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..................................................28
         4.01     Conditions of Initial Credit Extension...............................................29
         4.02     Conditions to all Credit Extensions..................................................30

ARTICLE V. REPRESENTATIONS AND WARRANTIES..............................................................30
         5.01     Existence, Qualification.............................................................30
         5.02     Authorization; No Contravention......................................................31
         5.03     Governmental Authorization...........................................................31
         5.04     Binding Effect.......................................................................31
         5.05     Financial Statements; No Material Adverse Change.....................................31

         5.06     Litigation...........................................................................31
         5.07     ERISA Compliance.....................................................................31
         5.08     Real Property........................................................................31
         5.09     Margin Regulations; Investment Company Act; Public
                  Utility Holding Company Act..........................................................32
         5.10     Outstanding Loans....................................................................32
         5.11     Taxes................................................................................33
         5.12     Intellectual Property; License, Etc..................................................33
         5.13     Disclosure...........................................................................33

ARTICLE VI. AFFIRMATIVE COVENANTS......................................................................33
         6.01     Reporting Requirements...............................................................33
         6.02     Corporate Existence..................................................................35
         6.03     Compliance with Laws, Etc............................................................35
         6.04     Certificates.........................................................................35
         6.05     Covenant to Secure Notes Equally.....................................................36
         6.06     Maintenance of Properties............................................................36
         6.07     Maintenance of Insurance.............................................................36
         6.08     Taxes and Other Claims...............................................................36
         6.09     Environmental Laws...................................................................36
         6.10     Books and Records....................................................................37
         6.11     Compliance with ERISA................................................................37

ARTICLE VII. NEGATIVE COVENANTS........................................................................37
         7.01     Liens................................................................................37
         7.02     Merger, Consolidation and Sale of Assets.............................................40
         7.03     Sale and Leaseback...................................................................41
         7.04     Certain Investments..................................................................41
         7.05     Use of Proceeds......................................................................41
         7.06     Financial Covenants..................................................................41

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES...........................................................42
         8.01     Events of Default....................................................................42

ARTICLE IX. ADMINISTRATIVE AGENT.......................................................................45
         9.01     Appointment and Authorization of Administrative Agent................................45
         9.02     Delegation of Duties.................................................................45
         9.03     Liability of Administrative Agent....................................................45
         9.04     Reliance by Administrative Agent.....................................................45
         9.05     Notice of Default....................................................................46
         9.06     Credit Decision; Disclosure of Information by Administrative Agent...................46
         9.07     Indemnification of Administrative Agent..............................................47
         9.08     Administrative Agent in its Individual Capacity......................................47
         9.09     Successor Administrative Agent.......................................................48
         9.10     Other Agents; Lead Managers..........................................................48

ARTICLE X. MISCELLANEOUS...............................................................................48

         10.01    Amendments, Etc......................................................................48
         10.02    Notices and Other Communications; Facsimile Copies...................................49
         10.03    No Waiver; Cumulative Remedies.......................................................50
         10.04    Attorney Costs, Expenses and Taxes...................................................50
         10.05    Indemnification by the Borrower......................................................51
         10.06    Payments Set Aside...................................................................52
         10.07    Successors and Assigns...............................................................52
         10.08    Confidentiality......................................................................55
         10.09    Set-off..............................................................................55
         10.10    Interest Rate Limitation.............................................................56
         10.11    Counterparts.........................................................................56
         10.12    Integration..........................................................................56
         10.13    Survival of Representations and Warranties...........................................56
         10.14    Severability.........................................................................56
         10.15    Foreign Lenders......................................................................57
         10.16    Removal and Replacement of Lenders...................................................67
         10.17    Governing Law........................................................................58
         10.18    Waiver of Right to Trial by Jury.....................................................59
         10.19    ENTIRE AGREEMENT.....................................................................59

SCHEDULES

2.01     Commitments and Pro Rata Shares
5.06     Litigation
5.12     Intellectual Property
7.01     Existing Liens
10.02    Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

         FORM OF

A        Loan Notice
B        Note
C        Compliance Certificate
D        Assignment and Acceptance
E        Closing Date Opinion of Counsel (content summary)

                                CREDIT AGREEMENT
                                    (364-DAY)

         This CREDIT AGREEMENT (364-Day) ("Agreement") is entered into as of May 10, 2001, among HARRIS CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), Bank of America, N.A., as Syndication Agent and SUNTRUST BANK, as Administrative Agent.

         WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "3-Year Credit Agreement" means that certain Credit Agreement (3-Year) dated as of May 10, 2001 among the Borrower, the lenders from time to time party thereto and SunTrust Bank, as administrative agent for itself and such lenders.

         "Acquisition" means the acquisition of (a) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or a line or lines of business conducted by such Person.

         "Administrative Agent" means SunTrust Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent Fee Letter" has the meaning set forth in Section 2.08(d).

         "Agent-Related Persons" means (a) the Administrative Agent (including any successor administrative agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates and (b) the Syndication Agent (including any successor syndication agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Syndication Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" has the meaning set forth in the definition of "Commitment."

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating existing at such time:

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                                                   Applicable Rate
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Pricing Level                                                                    Eurodollar Rate
                     Debt Rating            Facility Fee     Utilization Fee                            Base Rate
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      1            A-/A3 or better             .1000%            .1250%              .5250%               .0000%
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      2               BBB+/Baa1                .1250%            .1250%              .6250%               .0000%
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      3                BBB/Baa2                .1500%            .1250%              .7250%               .0000%
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      4               BBB-/Baa3                .1750%            .1250%              .8250%               .0000%
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      5          Lower than BBB-/Baa3          .2500%            .1250%              1.125%               .3750%
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         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply.

         Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(v). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate in effect from the Closing Date through the date occurring six months after the Closing Date shall be determined based upon a Pricing Level not higher than Pricing Level 3.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Arranger Fee Letter" has the meaning specified in Section 2.08(c).

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of any remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended June 30, 2000, and the related consolidated statements of income and cash flows for such fiscal year of the Borrower.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by SunTrust Bank as its "prime rate." Such rate is a rate set by SunTrust Bank based upon various factors, including SunTrust Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by SunTrust Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense, and other non-cash additions or deductions used or included in determining such Consolidated Net Income, including purchased in-process research and development, goodwill, other non-cash restructuring charges and other non-cash additions or deductions recognized pursuant to FAS 115 or FAS 121.

         "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case only to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations before extraordinary items and excluding gains or losses in excess of $10,000,000 per annum from dispositions of machinery and equipment (other than inventory) out of the ordinary course of business for that period.

         "Consolidated Tangible Net Worth" means, at any date, Consolidated Total Assets less the sum of (a) Intangible Assets of the Borrower and its Subsidiaries at such date and (b) Consolidated Total Liabilities at such date.

         "Consolidated Total Assets" means, at any time, the total consolidated assets of the Borrower and its Subsidiaries as of the last day of the fiscal quarter ending on or before the date of determination, as determined in accordance with GAAP.

         "Consolidated Total Indebtedness" means, at any time, without duplication, the sum of (a) all amounts which would, in accordance with GAAP, be included as indebtedness on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time plus (b) the amount of Attributable Indebtedness of the Borrower and its Subsidiaries at such time.

         "Consolidated Total Liabilities" means, at any time, without duplication, the sum of (a) total consolidated liabilities of the Borrower and its Subsidiaries as of the last day of the fiscal quarter ending on or before the date of determination, as determined in accordance with GAAP and (b) the amount of Attributable Indebtedness of the Borrower and its Subsidiaries at such time.

         "Credit Extension" means an extension of credit by a Lender pursuant to a Borrowing.

         "Debt" means, as to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee and (c) all Synthetic Lease Obligations.

         "Debt Rating" has the meaning set forth in the definition of "Applicable Rate."

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the margin listed under the heading "Base Rate" in the definition of Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Divestiture" has the meaning set forth in Section 7.02(b).

         "Dollar" and "$" means lawful money of the United States of America.

         "Eligible Assignee" has the meaning specified in Section 10.07(h).

         "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters (including, without limitation, any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof)) as now or at any time hereafter in effect.

         "Equity" means, as to any Person at any date, the consolidated total assets of such Person less the consolidated total liabilities of such Person at such date, as determined in accordance with GAAP.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Commonly Controlled Entity from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) with respect to a Pension Plan or Multiemployer Plan that does not hold assets that equal or exceed its liabilities, the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Commonly Controlled Entity.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America (or such other Lender as the Administrative Agent shall from time to time designate) and with a term equivalent to such Interest Period as would be offered by Bank of America's (or such other designated replacement Lender's) London branch or Affiliate to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Article VIII.

         "Existing Credit Facility" means that certain credit agreement dated as of November 6, 1996, among the Borrower, The Chase Manhattan Bank, as agent, and a syndicate of lenders.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to SunTrust Bank on such day on such transactions as determined by the Administrative Agent.

         "Fee Letters" means, collectively, the Arranger Fee Letter and the Agent Fee Letter.

         "Foreign Lender" has the meaning specified in Section 10.15.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Government Contract" means any contract with or made at the request of any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "Hedging Arrangements" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Hostile Acquisition" means (a) any transaction which is subject to
Section 13 (other than an Investment Transaction) or Section 14 of the Securities Exchange Act of 1934, unless, prior to the time such transaction becomes subject to such Section 13 or 14, the board of directors or other governing body of the acquiree has adopted a resolution approving such transaction and approving any "change of control" with respect to such Person whereby the Borrower may acquire control of such Person, and (b) any purchase or attempt to purchase, any Person by means of a public debt or equity tender offer or other unsolicited takeover (or the equivalent thereof in any jurisdiction), or any attempt to engage in a proxy contest (or the equivalent thereof in any jurisdiction) for control of the board of directors (or the functional equivalent thereof) of any Person, in either case which has not been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired or proposed to be acquired or which is the subject of such proxy contest. For purposes of this definition, (x) a "change of control" means, for any Person, an Acquisition with respect to such Person and
(y) an "Investment Transaction" means a transaction subject to Section 13(d), but not Section 16, of the Securities Exchange Act of 1934, provided that in connection with such a transaction Borrower or any applicable Subsidiary (as the case may be) has reported and at all times continues to report to the Securities and Exchange Commission that such transaction is undertaken for investment purposes only and not for any of the purposes specified in clauses 4(a) through
(j), inclusive, of the special instructions for complying with Schedule 13D under the Securities Exchange Act of 1934.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Insolvency" means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

         "Intangible Assets" means, as to any Person at any time, the assets that are required to be disclosed as intangible assets in accordance with GAAP on the balance sheet of such Person (measured on a consolidated basis), including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

         "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or, such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "IP Rights" has the meaning set forth in Section 5.12.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lender" has the meaning specified in the introductory paragraph hereto.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Lien" means any mortgage, pledge, security interest, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" has the meaning specified in Section 2.01.

         "Loan Documents" means this Agreement, each Note, each Fee Letter, each Loan Notice and each Compliance Certificate.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Margin Stock" has the meaning set forth in Regulation U issued by the Board.

         "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations or property of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Lenders hereunder or thereunder.

         "Material Subsidiary" means, at any time, any Subsidiary of the Borrower, the assets of which represent 10% or more of Consolidated Total Assets (or the equivalent thereof in another currency), based upon the most recent financial statements delivered to the Administrative Agent pursuant to Sections 6.01(a) and (b).

         "Maturity Date" means (a) May 8, 2002, as such date may be extended in accordance with Section 2.05 or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any Commonly Controlled Entity makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Non-Recourse Debt" means Debt (a) as to which neither the Borrower nor any of its Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) except to the extent of any collateral pledged therefore, (ii) is directly or indirectly liable (as a guarantor or otherwise) except to the extent of any collateral pledged therefore or (iii) constitutes the Lender; and (b) as to which the lender's sole remedy for a default thereunder is foreclosure upon specific assets of the Borrower or its Subsidiaries pledged as security therefore, with no liability on the part of the Borrower or any of its Subsidiaries for any deficiency thereafter.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower or any of its Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Outstanding Amount" means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

         "Outstanding Obligations" has the meaning set forth in Section 2.08(b).

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any Commonly Controlled Entity or to which the Borrower or any Commonly Controlled Entity contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Liens" means only those Liens permitted by subsections (a) through (q) of Section 7.01.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means, at a particular time, an employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Properties" has the meaning set forth in Section 5.08.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "Register" has the meaning set forth in Section 10.07(c).

         "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 4043.

         "Required Lenders" means, as of any date of determination, at least two Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Securitization" means any agreement or arrangement providing for sales, transfers or conveyances to a special purpose Subsidiary or special purpose entity of accounts receivable, notes, chattel paper, other rights to payment and related property, whether or not for recourse and whether or not treated as a sale for purposes of FAS 140, but not including the sale or transfer of a single note or receivable undertaken on an isolated, non-programmatic basis. For purposes hereof, the "applicable amount" of any Securitization at any time shall be equal to the greater of (a) the outstanding principal amount of any Debt at such time incurred by the Borrower or any Subsidiary pursuant to any such Securitization, or (b) the face amount or book value (whichever is greater) of any and all receivables, notes, chattel paper, other rights to payment and related property sold or transferred pursuant to such Securitization and outstanding at such time.

         "Shareholders' Equity" means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

         "Single Employer Plan" means any plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SunTrust Bank" means SunTrust Bank.

         "Syndication Agent" means Bank of America in its capacity as syndication agent under any of the Loan Documents.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease that does not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Threshold Amount" means $25,000,000.

         "Total Capitalization" means, as to the Borrower and its Subsidiaries at any date, the sum of (a) the aggregate amount of all Debt of such Persons at such date determined on a consolidated basis, plus (b) Equity of such Persons at such date.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Vendor Finance Investment" means any loan, advance, lease (whether structured as a capital lease or an operating lease) or guaranty entered into by the Borrower pursuant to, in connection with or for the purpose of facilitating the sale or provision of goods and services of the Borrower to its customers, in each case arising outside of the Borrower's ordinary course of business as existing on the date hereof.

         "Voting Percentage" means, as to any Lender, (a) at any time prior to the Maturity Date, such Lender's Pro Rata Share and (b) at any time after the Maturity Date, the percentage (carried out to the ninth decimal place) which (i) the Outstanding Amount of such Lender's Loans then comprises of (ii) the Outstanding Amount of all Loans; provided, however, that if any Lender has failed to fund any portion of the Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be - 0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and any other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such references appear.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in electronic or physical form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment;

provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans shall not exceed the Aggregate Commitments, and
(ii) the aggregate Outstanding Amount of the Loans of any Lender shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this
Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (x) 11:00 a.m., New York time, three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and
(y) 9:00 a.m., New York time, on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, an aggregate principal amount equal to the remaining balance of the available Commitments). Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall, by no later than 3:00 p.m., New York time, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of SunTrust Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted to Base Rate Loans at the end of the respective Interest Periods related to such Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in SunTrust Bank's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

         2.03 PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent (A) not later than 11:00 a.m., New York time, three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) not later than 9:00 a.m., New York time, on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or, if a lesser amount, the remaining principal amount of the applicable Loans in any outstanding Borrowing. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) If for any reason the Outstanding Amount of all Loans at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

         2.04 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans; provided that (a) the Borrower shall not be obligated to pay any amount as a penalty in connection with any such reduction or termination of the Aggregate Commitments, except as required by Section 3.05 due to any repayment of Loans arising from such reduction or termination, (b) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York time, five Business Days prior to the date of termination or reduction, and (c) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees and utilization fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

         2.05 EXTENSION OF MATURITY DATE. Provided that no Default or Event of Default exists as of the date of the request, the Borrower may, by irrevocable written notice ("Request") to the Administrative Agent and each Lender delivered no earlier than 60 days and no later than 30 days before the then-applicable Maturity Date, request the Lenders to extend the Maturity Date to the date that is 364 days after the then-current Maturity Date. Each Lender shall, no later than 20 days after the date of such Request, give written notice to the Administrative Agent stating whether such Lender agrees to extend the Maturity Date, in its sole discretion. If the Administrative Agent receives such agreement by such date from each of the Lenders, provided there exists no Default or Event of Default on the then-current Maturity Date, the Maturity Date shall be extended for 364 days and the Administrative Agent shall promptly notify the Lenders and the Borrower of such extension. If any Lender fails to respond to the Request within the time specified above, it shall be deemed to have declined the Request. If less than all the Lenders shall agree to such extension, the extension contemplated in this Section may nonetheless occur with respect to the consenting Lenders, provided that any such extension shall be conditioned upon an agreement to such extension by Lenders with at least 75% of the aggregate Commitments. The Administrative Agent shall notify the Borrower and each of the Lenders as to which Lenders have agreed to such extension and as to the new Maturity Date as a result thereof, or that such extension shall not occur, as the case may be. In the event that the Maturity Date is extended by some but not all of the Lenders, on the existing Maturity Date for any Lender not extending (each a "Non-Continuing Lender"), the Borrower shall repay all Loans of such Non-Continuing Lender, together with all accrued and unpaid interest thereon, and all fees and other amounts (including amounts arising under Section 3.05(a)) owing to such Non-Continuing Lender, and upon such payment each such Non-Continuing Lender shall cease to constitute a Lender hereunder, except with respect to the indemnification provisions of this Agreement, which shall survive as to such Non-Continuing Lender.

         2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

         2.07 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the margin listed under the heading "Eurodollar Rate" in the definition of Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the margin listed under the heading "Base Rate" in the definition of Applicable Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.08 FEES.

         (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the amount set forth under the heading "Facility Fee" in the definition of Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with each such Lender's Pro Rata Share, a utilization fee equal to the amount set forth under the heading "Utilization Fee" in the definition of Applicable Rate times the actual daily aggregate Outstanding Amount of Loans (such aggregate amount, the "Outstanding Obligations"). The utilization fee shall accrue from the Closing Date until the Maturity Date at all times (including at any time during which one or more of the conditions in Article IV is not met) that the sum of the Outstanding Obligations hereunder, plus, if such agreement is in effect, the "Outstanding Obligations" under and as defined in the 3-Year Credit Agreement, exceeds 50% of the Utilization Fee Base Amount, and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. For purposes hereof, the "Utilization Fee Base Amount" means, at any time of determination: (i) if at such time the "Commitments" under and as defined in the 3-Year Credit Agreement (the "3-Year Commitments") have been terminated in full, the amount of the Aggregate Commitments, and (ii) if at such time the 3-Year Commitments have not been terminated in full, the sum of the Aggregate Commitments and the 3-Year Commitments at such time. The utilization fee shall be calculated quarterly in arrears and shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met. If there is any change in the Applicable Rate during any quarter, the actual daily amount of the Outstanding Obligations shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (c) Arrangement Fees. The Borrower shall pay arrangement and other fees to the Arranger and the Syndication Agent for their own account in the amounts and at the times specified in the letter agreement, dated March 21, 2001 (the "Arranger Fee Letter"), among the Borrower, the Arranger and the Syndication Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (d) Agent's Fee. The Borrower shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated May 7, 2001, between the Borrower and the Administrative Agent (the "Agent Fee Letter"). Such fee shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (e) Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount set forth in the Arranger Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.09 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10 EVIDENCE OF DEBT. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         2.11 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount within two Business Days after the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Subject to Section 3.08, nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 SHARING OF PAYMENTS(a) . If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Loans made by it or any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.12 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.13 INCREASE IN COMMITMENTS.

         (a) Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Commitments up to an aggregate amount (including such increase) not to exceed $187,500,000; provided that (i) the Borrower may make a maximum of three such requests, and (ii) the Borrower must make any such request and deliver any such related notices on or prior to March 7, 2002. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees in its sole discretion to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (b) If any Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date of such increase (the "Increase Effective Date"). The Administrative Agent and the Borrower shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for distribution to each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date and that no Default or Event of Default exists. The Borrower shall deliver new or amended Notes reflecting the increased Commitment of any Lender holding or requesting a Note. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

         (c) This Section shall supersede any provisions in Section 10.01 to the contrary.


                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments made by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto incurred in connection with, or as a direct or indirect result of, any Borrowing or payment on a Borrowing, or other payments made pursuant to this Agreement, excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office, and (ii) taxes imposed as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Administrative Agent or any Lender (excluding a connection arising principally as a result of the Administrative Agent or any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income, and all available tax credits) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In the event that such Taxes or Other Taxes referred to in clause (iii) shall exceed $100,000, the Lender subject to such Tax or Other Tax shall (x) notify the Borrower of such imposition or assertion and (y) the Borrower, solely at its own expense, may cause such Lender to contest the imposition or assertion of any such Tax or Other Tax as to which there exists no reasonable basis. The Borrower shall fully indemnify such Lender for all costs (including any liabilities, penalties, interest and expenses) incurred by such Lender in connection with any such contest to the extent necessary to preserve such Lender's after-tax yield. Nothing contained in this Section (A) obligates the Administrative Agent or any Lender (or any of their respective Affiliates) to disclose to the Borrower any of its tax records or materials relating thereto, (B) shall interfere with the right of the Administrative Agent or any Lender (or any of their respective Affiliates) to arrange its taxation and financial affairs in whatever manner it deems appropriate, or (C) obligates the Administrative Agent or any Lender (or any of their respective Affiliates) to claim relief from taxation on its corporate profits or, subject to clause (y) above, to claim any credits, deductions or other relief otherwise available to it with respect to its tax affairs. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 ILLEGALITY. If the introduction, interpretation or administration of any Law shall, after the date hereof, make it unlawful, or if any Governmental Authority asserts that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or if any such circumstance materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly, but in any event not later than the first day of the Interest Period related to such Loan (or the conversion or continuation thereof, as the case may be), notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Notwithstanding the foregoing, the Borrower shall have no obligation to pay any Lender any amount arising under subsection (a) to the extent that such amount exceeds the amount, if any, by which (i) the present value of the additional interest which would have been payable to such Lender if the applicable Loan had not been prematurely continued, converted, paid or prepaid exceeds (ii) the present value of the interest which would have been receivable by such Lender as a result of placing the amount so received by such Lender as a consequence of the continuation, conversion, payment or prepayment of such Loan on deposit in the applicable offshore Dollar interbank market for a term equal to the number of days remaining in the Interest Period related to such Loan. For purposes of calculating the present value of any interest payments referred in the immediately preceding sentence, such interest payments shall be discounted at a rate equal to the sum of (x) the Eurodollar Rate in effect on the date two Business Days prior to the date the Borrower continues, converts, pays or prepays any Loan in the manner described in subsection (a), and (y) the margin listed under the heading "Eurodollar Rate" in the definition of "Applicable Rate." The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. The foregoing indemnity shall not apply to any special, incidental or consequential damages.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (A) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the basis for computing the additional amount or amounts to be paid to it hereunder shall be provided to the Borrower and shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Borrower may remove or replace such Lender in accordance with
Section 10.16.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

         3.08 CHANGE IN LENDING OFFICE; LIMITATION ON INCREASED COSTS.

         (a) Each Lender agrees that it will use reasonable efforts to designate an alternate lending office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.01, 3.02, or 3.04 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that nothing in this Section 3.08 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in such Sections.

         (b) Notwithstanding Section 3.04, the Borrower shall only be obligated to compensate the Lenders for amounts arising under Section 3.04 to the extent such amounts arose during (i) any time or period commencing not more than 6 months prior to the date on which such Lender notifies the Administrative Agent and the Borrower that such Lender proposes to demand compensation under Section
3.04 and (ii) any time or period during which, because of the unannounced retroactive application of any statute, regulation or other basis, such Lender could not have known that such amount might arise or accrue.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (iv) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, the Syndication Agent, each Lender and the Borrower;

                  (ii) Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Secretary or Assistant Secretary of the Borrower as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

                  (iv) such evidence as the Administrative Agent may reasonably require to verify that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction (A) in which it is incorporated or has any headquarter function, or (B) in which it has a substantial operating facility; including certified copies of the Borrower's Organization Documents and certificates of good standing and qualification to engage in business;

                  (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and (C) the current Debt Ratings;

                  (vi) an affirmative opinion of counsel to the Borrower addressing such matters as are set forth in Exhibit E hereto;

                  (vii) evidence (A) that all amounts outstanding under the Existing Credit Facility have been repaid, and (B) that the "commitments" of the lenders under the Existing Credit Facility have been or concurrently with the Closing Date are being terminated; and

                  (viii) such other assurances, certificates, documents or consents as the Administrative Agent, the Syndication Agent or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date in connection herewith shall have been paid.

         (c) Unless waived by the Administrative Agent or the Syndication Agent, respectively, the Borrower shall have paid all Attorney Costs of the Administrative Agent and the Syndication Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's and the Syndication Agent's reasonable estimates of Attorney Costs incurred or to be incurred by each of them through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or the Borrower and the Syndication Agent).

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

         Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION. The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is in good standing under the Laws of the State of Florida.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of each Loan Document are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower's Organization Documents, (b) any applicable Laws or
(c) any material contractual restriction binding on or affecting the Borrower.

         5.03 GOVERNMENTAL AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by the Borrower of any Loan Document.

         5.04 BINDING EFFECT. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms except that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.

         (a) The Audited Financial Statements, copies of which have been furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of June 30, 2000 and the results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied.

         (b) Since the date of the Audited Financial Statements, there has been no material adverse change in such conditions or operations.

         5.06 LITIGATION. Except as set forth on Schedule 5.06, there is no pending or, to the Borrower's knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect.

         5.07 ERISA COMPLIANCE. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has, during this five-year period, complied in all material respects with the applicable provisions of ERISA and the Code. There is no outstanding Lien under ERISA or the Code with respect to any Plan. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan with respect to which there is an outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvency.

         5.08 REAL PROPERTY. To the Borrower's knowledge, each of the representations and warranties set forth in paragraphs (a) through (e) of this
Section 5.08 is true and correct with
respect to each parcel or real property owned or operated by the Borrower and its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect:

         (a) The Properties do not contain, and have not previously contained, in, on, or under such Properties, including without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

         (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

         (c) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivery to the Borrower or any of its Subsidiaries of any such notice.

         (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

         (e) There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

         5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not generally engaged in the business of extending credit or in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board), and the Borrowings hereunder will not be used for the purpose of carrying Margin Stock in a manner which (i) would violate or result in a violation of Regulations T, U or X issued by the Board, or (ii) would constitute a Hostile Acquisition involving Margin Stock.

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.10 OUTSTANDING LOANS(a) . The aggregate principal amount of Loans outstanding to the Lenders under the Commitments does not exceed the aggregate amount of the Commitments.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and (b) those required, levied or imposed by foreign governments if, in the opinion of the board of directors of the Borrower, the filing or payment thereof shall no longer be advantageous to the Borrower or such Subsidiary in the conduct of its business and the failure to so file or pay would not in the aggregate have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12 INTELLECTUAL PROPERTY; LICENSE, ETC.. In all material respects, the Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (together, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without, to the Borrower's knowledge, conflict with the rights of any other Person. Except as specifically disclosed in Schedule 5.12, to the best knowledge of the Borrower as of the Closing Date, (a) no claim or litigation regarding any of the foregoing is pending or threatened and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, and (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary, infringes upon any rights held by any other Person; which, in either case, could reasonably be expected to result in a Material Adverse Effect.

         5.13 DISCLOSURE. No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with any Loan Document contains any untrue statement of material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

         6.01 REPORTING REQUIREMENTS.

           Deliver to the Administrative Agent (with sufficient copies for distribution to each Lender):

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any going concern qualification;

         (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended nearest March 31, 2001), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

         (c) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided that the Borrower shall not be required to furnish copies of registration statements filed on Form S-8 or Form 144, or exhibits to the reports and registration statements referred to in this subsection (c);

         (d) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity files under ERISA with the PBGC or the United States Department of Labor or which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity receives from the PBGC; provided that the Borrower shall not be required to furnish copies of the reports and notices referred to in this subsection (d) until such time as the aggregate unfunded vested liabilities under all Plans maintained for employees of the Borrower and any Commonly Controlled Entity and covered by Title IV of ERISA exceed 4.00% of Shareholders' Equity as reflected in the financial statements most recently furnished by the Borrower to the Lenders pursuant to this Section 6.01;

         (e) promptly subsequent to the rendering thereof and, upon a Responsible Officer becoming aware thereof, notice of the rendering against the Borrower or any of its Subsidiaries of any final judgment or order for the payment of money in excess of the Threshold Amount (or its equivalent in another applicable currency), together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

         (f) promptly, notice of any Event of Default or any Default hereunder, together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

         (g) promptly, (i) of the occurrence of any ERISA Event arising under subsections (c), (d), (e) or (f) of the definition of "ERISA Event" and (ii) of the occurrence of any other ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect; in each case, together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto;

         (h) promptly, of any announcement by Moody's or S&P of any downgrade or possible downgrade in a Debt Rating; and

         (i) such other information respecting the conditions or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

         Reports required to be delivered pursuant to Sections 6.01(a), (b) or
(c) shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on the Securities and Exchange Commission's website at www.sec.gov; provided that (x) the Borrower shall deliver paper copies of such reports to the Administrative Agent upon request or to any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (y) the Borrower shall, on or before the required delivery date, notify by facsimile the Administrative Agent and each Lender of the posting of any such reports. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

         6.02 CORPORATE EXISTENCE. Maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain its qualification as a foreign corporation and good standing in all jurisdictions where the failure to so qualify would have a Material Adverse Effect.

         6.03 COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders where the failure to so comply would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent otherwise permitted by Section 6.08.

         6.04 CERTIFICATES. Furnish to the Administrative Agent (in sufficient copies for distribution to each Lender), concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate signed by a Responsible Officer (a) stating that, to such Responsible Officer's knowledge, the Borrower during such period has in all material respects observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and in each other Loan Document to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Event of Default except as specified in such certificate, and (b) showing in reasonable detail the calculation supporting such statement in respect of Sections 7.01(q), 7.03 and 7.06.

         6.05 COVENANT TO SECURE NOTES EQUALLY. Without affecting the obligations of the Borrower under Section 7.01, if the Borrower or any of its Subsidiaries shall create, assume, incur or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders pursuant to Section 10.01), then the Borrower shall make or cause to be made effective provisions whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Debt or other obligations thereby secured, and such security shall be created and conveyed by documentation satisfactory in scope, form and substance to the Administrative Agent and shall continue in full force and effect until the same is released by the Lenders, for as long as the Debt or other obligations are secured thereby and in any case the Obligations shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property or assets equally and ratably securing the Obligations.

         6.06 MAINTENANCE OF PROPERTIES. Maintain all of its property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, and cause its Subsidiaries to do so, except where the failure to make such repairs, renewals, replacements, betterments or improvements would not, in the aggregate, have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Keep, and cause each of its Subsidiaries to keep, all of its insurable properties insured against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance to be in such form, in such amount and against such other risks and hazards as are customarily maintained by other Persons operating similar businesses and having similar properties in the same general areas in which the Borrower and its Subsidiaries own property.

         6.08 TAXES AND OTHER CLAIMS. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all tax liabilities, assessments and governmental charges or levies imposed upon it or its properties or assets, and (b) all known lawful claims which, if unpaid, might by law become a Lien upon its property; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge (x) any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and for which adequate reserves have been provided in accordance with GAAP or (y) any such taxes or assessments levied by foreign governments if, in the opinion of the board of directors of the Borrower, payment thereof shall no longer be advantageous to the Borrower or such Subsidiary in the conduct of its business and the failure to so pay would not in the aggregate have a Material Adverse Effect.

         6.09 ENVIRONMENTAL LAWS.

         (a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registration or permits required by Environmental Laws, and cause each of its Subsidiaries to do so, except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, and cause each of its Subsidiaries to do so except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably expected to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any actual and direct claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; provided that the indemnification provided for by this paragraph shall survive the repayment of the Notes and the termination of the Commitments for a period of five years.

         6.10 BOOKS AND RECORDS. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

         6.11 COMPLIANCE WITH ERISA. Do, and cause each of its Commonly Controlled Entities to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code; except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall not, without the written consent of the Required Lenders:

         7.01 LIENS. Create, assume, incur or suffer to exist, or allow any Subsidiary to create, assume, incur or suffer to exist, except by a Subsidiary in favor of the Borrower or another wholly-owned Subsidiary, any Lien on any of its property or assets or any shares of capital stock or indebtedness of any Subsidiary, whether now owned or hereafter acquired, or assigned, except:

         (a) Liens incurred in connection with the Cash Collateralization of any L/C Obligations, as such terms are defined in the 3-Year Credit Agreement;

         (b) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

         (c) Liens in respect of property or assets of the Borrower or any Subsidiary imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operations of the business of the Borrower or any Subsidiary or (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (d) Liens in existence on the Closing Date and disclosed on Schedule
7.01 hereto;

         (e) Liens existing prior to the time of acquisition (other than Liens created, assumed or incurred in anticipation of acquisition) upon any property acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of the Borrower or a Subsidiary;

         (f) any Lien placed upon property hereafter acquired by the Borrower or any Subsidiary or placed upon any equipment, land, buildings, or other properties purchased or constructed which secures Debt incurred for its purchase or construction; provided that (i) such Lien shall cover only hereafter acquired property or property on which construction occurs, and (ii) any such Lien shall be created within six months of the acquisition of such property; and provided, further, that the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value at the time of acquisition or the cost of the encumbered property, equipment, land or building, or construction costs, as the case may be;

         (g) Liens (other than any Lien imposed pursuant to Sections 302 or 4068 of ERISA or Section 412 of the Code) arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Borrower or a Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions, social security or similar matters;

         (h) judgment liens securing judgments, none of which individually exceed the Threshold Amount, so long as the finality of any such judgment is being contested in good faith and execution thereon is stayed and adequate reserves have been established in accordance with GAAP;

         (i) easements or similar encumbrances, the existence of which does not impair the use or value of the property subject thereto for the purposes for which it is held or was acquired;

         (j) lessors' and landlords' Liens on fixtures and movable property (other than computer equipment) located on premises leased in the ordinary course of business, so long as the rent secured by said fixtures and movable property is not in default;

         (k) Liens consisting of leases (whether "true" leases or capitalized leases) of computer equipment entered into in the ordinary course of business after the date hereof;

         (l) Liens, pledges or deposits made in connection with Government Contracts insofar as such Liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, the Borrower or a Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or Liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purposes of the performance of such Government Contracts; or the assignment or pledge to any Person, to the extent permitted by law, of the right, title and interest of the Borrower or a Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such Person for funds or other property supplied, constructed or installed for or in connection with the performance by the Borrower or such Subsidiary of its obligations under such Government Contract;

         (m) any mortgage or other Lien in favor of the United States of America or any State thereof, or political subdivision of the United States of America or any State thereof, or any department, agency or instrumentality of the United States of America or any State thereof, or any such political subdivision, to secure Debt incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other Lien; provided, that (i) any such Lien shall cover only such acquired property or property on which construction of improvements occurs, and (ii) any such Lien shall be created within six months of the acquisition of or construction or improvement on such property; and provided, further, that (x) the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value at the time of acquisition or construction or the cost of the encumbered property, equipment, land or building, as the case may be and
(y) the aggregate amount of all Debt and other indebtedness secured by all such Liens shall not exceed $50,000,000 at any time during the term of this Agreement;

         (n) any Lien securing Debt of a Subsidiary outstanding at the time it became a Subsidiary (provided that such Lien was not created in connection with or in contemplation of the acquisition of such Subsidiary), and any other Lien created in connection with the refinancing, renewal or extension of such Debt which is limited to the same property, provided that the amount of the Debt secured by such refinancing, renewal or extension Lien does not exceed the amount of Debt secured by the Lien to be refinanced, renewed or extended and outstanding at the time of such refunding, renewal or extension;

         (o) any Lien created in connection with the refinancing, renewal or extension of any obligations, Debt or claims secured by a Lien of the type described in subsections (d), (e), (f) and (g) above which is limited to the same property; provided that the aggregate amount of the Debt or claims secured by such refinancing, renewal or extension Lien does not exceed the aggregate amount thereof secured by the Lien so refinanced, renewed or extended and outstanding at the time of such refinancing, renewal or extension;

         (p) Liens on accounts receivable, notes, chattel paper and related property subject to a Securitization, provided that the applicable amount of any and all such Securitizations at any time outstanding, shall not at any time exceed the amount of $150,000,000 less any Vendor Finance Investments (other than any Vendor Finance Investments to the extent covered by independent third-party credit insurance as to which the insurer does not dispute coverage) then maintained by the Borrower or its Subsidiaries; and

         (q) any Liens other than Permitted Liens or Liens incurred in connection with a Securitization, provided that the sum of (i) the aggregate amount of Debt and other indebtedness secured by all such Liens permitted under this subsection (q), (ii) the aggregate monetary obligations in respect of transactions permitted pursuant to the proviso of Section 7.03 and (iii) the applicable amount of all Securitizations of the Borrower and its Subsidiaries, shall not at any time exceed 25% of Total Capitalization.

         7.02 MERGER, CONSOLIDATION AND SALE OF ASSETS.

         (a) Merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Material Subsidiaries (or any group of its Subsidiaries which taken as a whole would constitute a Material Subsidiary) to do so, except that any such Subsidiary may merge into or consolidate with or transfer assets to the Borrower or any other such Subsidiary and the Borrower may merge with any other Person provided in each case that, immediately thereafter and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default or an Event of Default and, in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

         (b) Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any line of business or other division of the Borrower or its Subsidiaries, including through a spin-off, reverse spin-off, split-off or similar transaction (each, a "Divestiture"), except that the Borrower or any Subsidiary may undertake any such Divestiture (i) to the Borrower or to any wholly-owned Subsidiary of the Borrower, as applicable, provided that, after the consummation of any such Divestiture, the Borrower shall not distribute any dividend to the shareholders of the Borrower payable in capital stock of such Subsidiary or any successor or assignee Subsidiary to which such assets have subsequently been transferred, and (ii) to the extent that, after giving effect to any such Divestiture, (A) the aggregate book value of all assets that have been transferred in connection with any and all other Divestitures pursuant to this subsection (b) after the Closing Date does not exceed as of the date of any such Divestiture 20% of Consolidated Total Assets, based on the then-current financial statements delivered by the Borrower pursuant to Section 6.01(a) or
(b),
and (B) the aggregate book value of all assets that have been transferred in connection with such Divestiture does not exceed, as of the date of such Divestiture, 10% of Consolidated Total Assets, based on the then-current financial statements delivered by the Borrower pursuant to Section 6.01(a) or
(b).

         7.03 SALE AND LEASEBACK. Enter into any arrangement for a term exceeding three years with any investor or to which such investor is a party providing for the leasing by the Borrower or any Material Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Material Subsidiary of the Borrower to such investor or to any Person to whom funds have been or are to be advanced by such investor on the security of such property or rental obligations of the Borrower or any Material Subsidiary; provided that the Borrower or any Material Subsidiary may enter into any such arrangement if the sum of (a) the aggregate monetary obligations in respect of all such transactions, including the proposed sale-leaseback transaction, plus
(b) the aggregate amount of Debt secured by any Liens permitted by Section 7.01(q), plus (c) the applicable amount of all Securitizations of the Borrower and all of its Subsidiaries, shall not exceed 25% of Total Capitalization.

         7.04 CERTAIN INVESTMENTS. Make or maintain any Vendor Finance Investments (other than Vendor Finance Investments to the extent covered by independent third-party credit insurance as to which the insurer does not dispute coverage) that exceed in the aggregate, together with all other Vendor Finance Investments then outstanding $150,000,000 less the aggregate applicable amount of all Securitizations of the Borrower and its Subsidiaries at any time outstanding.

         7.05 USE OF PROCEEDS. Use, or allow any Subsidiary to use, directly or indirectly, the proceeds of any Loan for purposes of undertaking or accomplishing a Hostile Acquisition or for any purpose in contravention of applicable Laws.

         7.06 FINANCIAL COVENANTS.

         (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the sum of (a) $700,000,000, plus (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after March 31, 2001 (with no deduction for a net loss in any such fiscal quarter), plus (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity after the date hereof by reason of the issuance and sale of capital stock of the Borrower (including upon any conversion of debt securities of the Borrower into such capital stock); provided that for purposes of calculating Consolidated Tangible Net Worth hereunder, and for purposes of calculating each amount referred to in clauses
(a), (b) and (c) above, any adjustments otherwise required to be made to such amounts by FASB 115 shall not apply.

         (b) Consolidated Total Indebtedness to Consolidated EBITDA. Permit the ratio of Consolidated Total Indebtedness to Consolidated EBITDA (measured on a rolling four quarter basis for the four fiscal quarters then ended), determined as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter of the Borrower ending June 30, 2001, to be greater than 3:00 to 1.

         (c) Consolidated Total Indebtedness. Permit Consolidated Total Indebtedness as of the last day of any fiscal quarter of the Borrower to be more than $800,000,000.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT.

           If any of the following events ("Events of Default") shall occur and be continuing:

         (a) Non-Payment. The Borrower shall fail to pay (i) any amount of principal of any Loan when due; (ii) any interest on any Loan when due and such failure shall remain unremedied for five days; or (iii) within ten days after the same becomes due and the Borrower shall have received written notice thereof from the Administrative Agent or any Lender, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants.

                  (i) The Borrower shall have failed to perform or observe any term, covenant or agreement contained in any of Sections 6.01(f), 6.02, 6.05, 7.02, 7.05; or 7.06 or

                  (ii) The Borrower shall have failed to perform or observe any term, covenant or agreement contained in any of Sections 6.01(a) or
         (b), 6.04, 7.01, 7.03 or 7.04 and such failure continues for 30 days after a Responsible Officer of the Borrower becomes aware or, through the exercise of reasonable diligence, should become aware of such failure; or

         (c) Other Defaults. The Borrower shall have failed to perform or observe any other covenant or agreement (not specified in subsection (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

         (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (e) Payment of Debt. The Borrower or any of its Subsidiaries shall (i) fail to make any payment on account of any Debt (excluding Debt evidenced by the Notes) or Hedging Arrangement of the Borrower or such Subsidiary (as the case may be) having an outstanding principal amount (or notional amount in the case of a Hedging Arrangement) that exceeds the Threshold Amount (or, in the case of Non-Recourse Debt, that exceeds $50,000,000), or any interest or premium thereon, when due (whether at scheduled maturity, upon required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Hedging Arrangement, or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt (but not including Hedging Arrangements) when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment and other than as a consequence of the sale, pledge or other disposition by the Borrower of Margin Stock), prior to the stated maturity thereof; or

         (f) Insolvency Proceedings, Etc. (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period in excess of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) Judgments. A final judgment or order known to the Borrower for the payment of money in excess of the Threshold Amount (or its equivalent in another applicable currency) shall be rendered against the Borrower or any of its Subsidiaries and not paid and either (i) enforcement proceedings shall have been commenced upon such judgment or order and such proceedings are not being contested in good faith or (ii) a stay of enforcement of such judgment or order or similar relief, by reason of a pending appeal or otherwise, shall not be in effect with respect to such judgment or order for any period of 10 consecutive days; provided that the circumstances described in clause (i) or (ii) above, as to such a judgment or order which is rendered by any foreign Governmental Authority and which has not been confirmed in any way by any United States Governmental Authority shall not give rise to any Event of Default under this subsection (g) if the Lenders shall have been furnished (promptly after the Borrower shall have knowledge of the commencement of any such proceedings or any such 10 day period and promptly upon obtaining knowledge of any material change in such circumstances) with a copy (certified by a Responsible Officer of the Borrower) of a resolution adopted by the board of directors or the executive committee of the board of directors of the Borrower to the effect that, having considered the advice of counsel, it has been determined to be in the best interests of the Borrower to permit such circumstances to exist and directing the appropriate officers of the Borrower to notify the Lenders of all material developments relating to such judgment or order (including any significant modification of such determination); or

         (h) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to any Single Employer Plan, or proceedings shall commence to have any Single Employer Plan terminated or to have a trustee appointed, or a trustee shall be appointed, to administer any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a "distress termination" (as defined in Section 4041(c) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

         (i) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (j) Change of Control. There occurs any Change of Control;

then, and in every such event (other than an event with respect to the Borrower described in subsection (f) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection
(f) above, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, further, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. SunTrust Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though SunTrust Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, SunTrust Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or any such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, SunTrust Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include SunTrust Bank in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, the appointment of which successor administrative agent shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01);

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

         (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any such change resulting from Section 3.06(b)); or

         (f) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all the Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and
(ii) the Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 3.06(b)) without the consent of such Lender.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices, requests, demands, consents and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower and the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Syndication Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such non-duplicative costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the Syndication Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Syndication Agent or any Lender. The Borrower shall not be required to pay the fees and expenses of more than one counsel for the Administrative Agent or any Lender under clause (b) of this section unless the employment of separate counsel has been authorized by the Borrower (such authorization not to be unreasonably withheld or delayed). The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWER.

         (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any of its Affiliates or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments or the use or contemplated use of the proceeds of any Credit Extension; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection
(a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss or Indemnified Liabilities asserted against it by another Indemnitee. The agreements in this Section 10.05 shall survive the termination of the Commitments and repayment of all other Obligations. In no case shall the Borrower be required to indemnify an Indemnitee in respect of any indirect or special or consequential damages, except to the extent any such damages are paid or payable by an Indemnitee to a third party.

         (b) The Administrative Agent and each Lender agree that if any investigation, litigation, suit, action, or proceeding is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any other Indemnitee for which the Administrative Agent or any Lender may desire indemnity or defense hereunder, the Administrative Agent or such Lender shall, to the extent permitted or practicable, promptly notify the Borrower thereof in writing; provided that any failure on the part of the Administrative Agent or any Lender to provide such notice shall not be deemed a waiver of the rights of the Administrative Agent or any such Lender to seek indemnity from the Borrower in respect of any such investigation, litigation, suit, proceeding or action. The Borrower shall not be required to pay the fees and expenses of more than one counsel for the Indemnitees in respect of any single action, suit or proceeding unless the employment of separate counsel has been authorized by the Borrower (such authorization not to be unreasonably withheld or delayed, provided that such authorization shall be deemed to have been given during the existence of a Default or Event of Default), or unless any Indemnitee is advised by its counsel that there may be defenses available to it which are not available to the other Indemnitees or that there is a reasonable likelihood of a conflict between its interests and those of the other Indemnitees.

         10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 in the case of any assignment of a Commitment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01,
10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) of this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Upon its receipt of a duly executed Assignment and Acceptance, the Administrative Agent shall notify the Borrower and the Lenders of the effective date thereof.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.12 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under this Agreement than the Lenders would have been entitled to receive under similar circumstances, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 3.08 and 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth Business Day.

         (h) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) as is required in the good faith view of the Administrative Agent or the Lenders, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll deposits and deposits held in a bona fide custodial or fiduciary capacity for Persons not Affiliates of the Borrower) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent and, at its request, the Borrower, such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16 REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and Pro Rata Shares resulting from any such removal or replacement.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c) This Section shall supersede any provision in Section 10.01 to the contrary.

         10.17 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE

LAW OF SUCH STATE (WHICH IF NOT MADE BY PERSONAL SERVICE SHALL ALSO BE COPIED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            HARRIS CORPORATION, as Borrower*

                                            By: /s/ P. W. Farmer
                                                ------------------------------
                                            Name: Phillip W. Farmer
                                                  ----------------------------
                                            Title: Chairman, President and
                                                   Chief Executive Officer
                                                   ---------------------------


                                            By: /s/ D. S. Wasserman
                                                ------------------------------
                                            Name: David S. Wasserman
                                                  ----------------------------
                                            Title: Vice President-Treasurer
                                                   ---------------------------


* The signatures of two authorized officers are required

                                   SUNTRUST BANK, as Administrative Agent and a Lender



                                   By: /s/ William C. Barr, III
                                       -------------------------------------
                                   Name: William C. Barr, III
                                         -----------------------------------
                                   Title: Vice President
                                          ----------------------------------

                                 BANK OF AMERICA, N.A., as Syndication
                                 Agent and a Lender



                                 By: /s/ Douglas T. Meckelnburg
                                     ---------------------------------------
                                 Name: Douglas T. Meckelnburg
                                       -------------------------------------
                                 Title: Vice President
                                        ------------------------------------

                                 CITIBANK, N.A., as a Lender



                                 By: /s/ Marjorie Futornick
                                     ----------------------------------------
                                 Name: Marjorie Futornick
                                       --------------------------------------
                                 Title: Vice President
                                        -------------------------------------

                                 FIRST UNION NATIONAL BANK, as a Lender



                                 By: /s/ Robert Sevin
                                     ---------------------------------------
                                 Name: Robert Sevin
                                       -------------------------------------
                                 Title: Director
                                        ------------------------------------

                                 FLEET NATIONAL BANK, as a Lender



                                 By: /s/ William S. Rowe
                                     ---------------------------------------
                                 Name: William S. Rowe
                                       -------------------------------------
                                 Title: Vice President
                                        ------------------------------------

                                 INTESABCI, NEW YORK BRANCH,
                                 as a Lender



                                 By: /s/ John Michalisin
                                     ----------------------------------------
                                 Name: John Michalisin
                                       --------------------------------------
                                 Title: First Vice President
                                        -------------------------------------


                                 By: /s/ Frank Maffei
                                     ----------------------------------------
                                 Name: Frank Maffei
                                       --------------------------------------
                                 Title: Vice President
                                        -------------------------------------

                                 NATIONAL CITY BANK, as a Lender



                                 By: /s/ Glenn E. Nord
                                     ---------------------------------------
                                 Name: Glenn E. Nord
                                       -------------------------------------
                                 Title: Vice President
                                        ------------------------------------

                                 THE BANK OF NEW YORK, as a Lender



                                 By: /s/ David C. Siegel
                                     ---------------------------------------
                                 Name: David C. Siegel
                                       -------------------------------------
                                 Title: Vice President
                                        ------------------------------------

                                 WACHOVIA BANK, N.A., as a Lender



                                 By: /s/ Karin E. Reel
                                     ---------------------------------------
                                 Name: Karin E. Reel
                                       -------------------------------------
                                 Title: Vice President
                                        ------------------------------------

                                                                       EXHIBIT A


                               FORM OF LOAN NOTICE

                                                        DATE: ___________, _____


To:      SunTrust Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of May 10, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent.

         The undersigned hereby requests (select one):

         [ ] A Borrowing of Loans    [ ] A conversion or continuation of Loans

         1.       On _____________________ (a Business Day).

         2.       In the principal amount of $___________________.

                  Comprised of ____________________________.
                                    [TYPE OF LOAN REQUESTED]

         4. For Eurodollar Rate Loans: with an Interest Period of _______ months.

         5. The Borrower requests that the proceeds of the Borrowing requested hereby be wire transferred to the accounts of the following Persons at the financial institutions indicated below:

   -------------------------------------------------------------------------
     AMOUNT                NAME                 ACCOUNT             ADDRESS
   ----------           ----------            ----------          ----------

   -------------------------------------------------------------------------

         The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement. Other than in connection with a conversion or continuation of Loans, the undersigned hereby certifies that the following statements are and will be true and correct on the date of the Credit Extension requested above, both before and after giving effect to the Credit Extension requested above:

         (a) The representations and warranties made by the Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct in all material respects on and as of the date of the Credit Extension requested above, except to the extent that such representations and warranties specifically refer to any earlier date; and

         (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Credit Extension requested above.

                                             HARRIS CORPORATION, as Borrower



                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________

                                                                       EXHIBIT B

                                  FORM OF NOTE

                                                                    May 10, 2001

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement dated as of May 10, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                          HARRIS CORPORATION, as Borrower

                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                         AMOUNT OF
                                                          END OF        PRINCIPAL OR       OUTSTANDING
              TYPE OF LOAN    INTEREST     AMOUNT OF     INTEREST      INTEREST PAID        PRINCIPAL        NOTATION
    DATE          MADE          RATE       LOAN MADE      PERIOD         THIS DATE      BALANCE THIS DATE    MADE BY

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                                                                       EXHIBIT C


                         FORM OF COMPLIANCE CERTIFICATE

                                   Financial Statement Date: _____________, ____


To:      SunTrust Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of May 10, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent. This Compliance Certificate is delivered pursuant to
Section 6.04 of the Agreement.

         The undersigned Responsible Officer hereby certifies on behalf of the Borrower as of the date hereof that he/she is the ________________________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

                  [Use following for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

                  [Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its covenants and other agreements under the Loan Documents, and

                                  [SELECT ONE:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER HAS IN ALL MATERIAL RESPECTS PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --or --

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _______.

                                           HARRIS CORPORATION

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

         For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2

                          to the Compliance Certificate
           ($ amounts set forth in the right-hand column are in 000's)

I.       SECTION 7.06(A) - CONSOLIDATED TANGIBLE NET WORTH.

         A.       Actual Consolidated Tangible Net Worth at Statement Date:

                  1.       Total consolidated assets of the Borrower and its
                           Subsidiaries as of the last day of the fiscal quarter
                           ending on or before the Statement Date, as determined
                           in accordance with GAAP:                                    $_________________________

                  2.       The assets that are required to be disclosed as
                           intangible assets in accordance with GAAP on the
                           balance sheet of the Borrower and its Subsidiaries
                           determined on a consolidated basis at the Statement
                           Date, including customer lists, goodwill, computer
                           software, copyrights, trade names, trademarks,
                           patents, unamortized deferred charges, unamortized
                           debt discount and capitalized research and
                           development costs:                                          $_________________________

                  3.       Consolidated Total Liabilities:

                           a.       Total consolidated liabilities of the
                                    Borrower and its Subsidiaries as of the last
                                    day of the fiscal quarter ending on or
                                    before the Statement Date, as determined in
                                    accordance with GAAP:                              $_________________________

                           b.       The capitalized amount of remaining lease
                                    payments under any Synthetic Lease
                                    Obligation of the Borrower and its
                                    Subsidiaries that would appear on a balance
                                    sheet of such Persons prepared as of the
                                    Statement Date in accordance with GAAP if
                                    such lease were accounted for as a capital
                                    lease determined on a consolidated basis:         $__________________________


                           c.       Sum of Lines I.A.3.a and I.A.3.b:                 $__________________________

                  4.       Actual Consolidated Tangible Net Worth (Line I.A.1 -
                           (Lines I.A.2 + I.A.3.c)):                                  $__________________________

         B.       $700,000,000

         C.       Net income of the Borrower and its Subsidiaries from
                  continuing operations before extraordinary items and excluding gains or losses in excess of $10,000,000 per annum from
                  dispositions of machinery and equipment (other than inventory)
                  out of the ordinary course of business earned in each fiscal quarter ending after March 31, 2001 (with no deduction for a net loss in any such fiscal quarter) determined on a
                  consolidated basis:                                                 $__________________________

         D.       50% of Line I.C:                                                    $__________________________

         E.       Amount equal to 100% of the aggregate increases in
                  Shareholders' Equity after the Closing Date by reason of the issuance and sale of capital stock of the Borrower (including upon any conversion of debt securities of the Borrower into
                  such capital stock):                                                $__________________________

         F.       Minimum required Consolidated Tangible Net Worth at the
                  Statement Date (Lines I.B + I.D + I.E):                             $__________________________

         G.       Excess (deficiency) for covenant compliance (Line I.A.4 -
                  I.F):                                                               $__________________________


II. SECTION 7.06(B) - CONSOLIDATED TOTAL INDEBTEDNESS TO CONSOLIDATED EBITDA.

         A.       Consolidated Total Indebtedness at the Statement Date:

                  1.       All amounts which would, in accordance with GAAP, be
                           included as indebtedness on a consolidated balance
                           sheet of the Borrower and its Subsidiaries as of the
                           Statement Date:                                            $__________________________

                  2.       Line I.A.3.b:                                              $__________________________

                  3.       Sum of Lines II.A.1 and II.A.2:                            $__________________________

         B. Consolidated EBITDA measured on a rolling four quarter basis for the four fiscal quarters ended on or before the Statement
                  Date (the "Subject Period"):

                  1.       The net income of the Borrower and its Subsidiaries
                           during the Subject Period (measured on a consolidated
                           basis) from continuing operations before
                           extraordinary items and excluding gains or losses in
                           excess of $10,000,000 per annum from dispositions of
                           machinery and equipment (other than inventory) out of
                           the ordinary course of business:                           $__________________________

                  2.       All interest, premium payments, fees, charges and
                           related expenses of the Borrower and its Subsidiaries
                           for the Subject Period (measured on a consolidated
                           basis) paid, incurred or taken in connection with
                           borrowed money (including capitalized interest) or in
                           connection with the deferred purchase price of
                           assets, in each case only to the extent treated as
                           interest in accordance with GAAP:                          $__________________________

                  3.       The portion of rent expense of the Borrower and its
                           Subsidiaries (measured on a consolidated basis) for
                           the Subject Period under capital leases that is
                           treated as interest in accordance with GAAP:               $__________________________

                  4.       The amount of taxes, based on or measured by income,
                           used or included in the determination of the amount
                           of Line II.B.1:                                            $__________________________

                  5.       The amount of depreciation and amortization expense,
                           and other non-cash additions or deductions used or
                           included in determining the amount of Line II.B.1,
                           including purchased in-process research and
                           development, goodwill, other non-cash restructuring
                           charges and other non-cash additions or deductions
                           recognized pursuant to FAS 115 or FAS 121:                 $__________________________

         C.       Consolidated EBITDA for the Subject Period (Lines II.B.1 +
                  II.B.2 + II.B.3 + II.B.4 + II.B.5):                                 $__________________________

         D.       Actual ratio of Consolidated Total Indebtedness to
                  Consolidated EBITDA for the Subject Period (Line II.A.3 to
                  Line II.B.6):                                                                 ____ to 1

         E.       Maximum permitted ratio of Consolidated Total Indebtedness to
                  Consolidated EBITDA:                                                          3.00 to 1


III. SECTION 7.06(C) - CONSOLIDATED TOTAL INDEBTEDNESS

         A.       Actual Consolidated Total Indebtedness as of last day of the fiscal quarter ending on or before the Statement Date (Line
                  II.A.3):                                                            $__________________________

         B.       Maximum Consolidated Total Indebtedness permitted:                             $800,000.

         C.       Excess (deficiency) for covenant compliance (Line III.A - Line
                  III.B)                                                              $__________________________


IV. SECTION 7.01(Q) - LIENS OTHER THAN PERMITTED LIENS

         A.       The aggregate amount of Debt and other indebtedness secured by
                  any Liens permitted under Section 7.01(q) of the Agreement:         $__________________________

         B.       The aggregate monetary obligations in respect of transactions permitted pursuant to the proviso of Section 7.03 of the
                  Agreement:                                                          $__________________________

         C.       The applicable amount of all Securitizations of the Borrower
                  and its Subsidiaries:                                               $__________________________

         D.       Sum of Lines IV.A, IV.B, and IV.C:                                  $__________________________

         E.       Total Capitalization:

                  1.       The aggregate amount of all Debt of the Borrower and
                           its Subsidiaries at the Statement Date determined on
                           a consolidated basis:                                      $__________________________

                  2.       The consolidated total assets of the Borrower and its
                           Subsidiaries determined in accordance with GAAP:           $__________________________

                  3.       The consolidated total liabilities of the Borrower
                           and its Subsidiaries determined in accordance with
                           GAAP:                                                      $__________________________

                  4.       Total Capitalization (Line IV.E.1 + Line IV.E.2 -
                           Line IV.E.3):                                              $__________________________

         F.       25% of Total Capitalization (25% of Line IV.E.4):                   $__________________________

         G.       Excess (deficiency) (Line IV.D - Line IV.F):                        $__________________________


V. SECTION 7.03 - SALE AND LEASEBACK.

         A.       The aggregate monetary obligations in respect of all
                  transactions subject to Section 7.03 of the Agreement,
                  including the proposed sale-leaseback transaction:                  $__________________________

         B.       The aggregate amount of Debt secured by any Liens permitted by
                  Section 7.01(q) of the Agreement:                                   $__________________________

         C.       The applicable amount of all Securitizations of the Borrower
                  and all of its Subsidiaries (Line IV.C):                            $__________________________

         D.       Sum of Lines V.A, V.B, and V.C:                                     $__________________________

         E.       25% of Total Capitalization (Line IV.F):                            $__________________________

         F.       Excess (deficiency) (Line V.D - Line V.E)                           $__________________________

                                                                       EXHIBIT D


                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to that certain Credit Agreement, dated as of May 10, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Harris Corporation, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent.

         The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

         1. (a) Subject to paragraph 11, effective as of the date specified on
Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement.

         (b) From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. The Assignor or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.07(b) of the Agreement.

         2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed by the Assignor and the Assignee.

         3. From and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

         4. The Assignor represents and warrants to the Assignee that:

                  (a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                  (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans relating to the Assigned Interest as of the Effective Date;

                  (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

                  (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

         The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

         5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

                  (a) it is an Eligible Assignee;

                  (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

                  (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

                  (d) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 10.15 of the Agreement are required to be delivered by the Assignee; and

                  (e) the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

         6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

         7. If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request the Administrative Agent to procure a Note from the Borrower. Upon its receipt of a notification that the Administrative Agent holds the Note to be replaced, the Borrower shall execute and deliver such replacement Note to the Administrative Agent.

         8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

         10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Agreement entitled "Governing Law."

         11. The effectiveness of the assignment described herein is subject to:

         (a) if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of the Administrative Agent and the Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date; and

         (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.07(b) of the Agreement and any tax forms required by Section 10.15 of the Agreement.

         By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

         12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                           ASSIGNOR:

                                           [NAME OF ASSIGNOR]


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


[ ]      Tax forms required by             ASSIGNOR:
         Section 10.15 of the Agreement
         included                          [NAME OF ASSIGNOR]



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

(Signatures continue)

         In accordance with and subject to Section 10.07 of the Credit Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

HARRIS CORPORATION


By:_______________________________________

Name:_____________________________________

Title:____________________________________


SUNTRUST BANK,
as Administrative Agent


By:_______________________________________

Name:_____________________________________

Title:____________________________________

                     SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE


                              THE ASSIGNED INTEREST

Effective Date: ______________________

                                          TYPE AND AMOUNT OF OUTSTANDING
        ASSIGNED COMMITMENT                    OBLIGATIONS ASSIGNED                    ASSIGNED PRO RATA SHARE
--------------------------------------------------------------------------------------------------------------
$_____________                       [type] $___________________                ___________________________%



                                  Schedule 1-1

                     SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE


                             ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)


                                  Schedule 2-1

                                                                       EXHIBIT E

                    FORM OF CLOSING DATE OPINIONS OF COUNSEL
                                (CONTENT SUMMARY)

1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority and all material Federal, New York or Florida governmental licenses, authorizations, consents and approvals to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted. The Borrower is qualified as a foreign corporation, licensed and in good standing in New York and Florida.

2. The Borrower has the corporate power and authority to enter into and perform the Loan Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents.

3. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by, or enforcement against, the Borrower of the Loan Documents.

4. The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5. The execution, delivery and performance by the Borrower of the Loan Documents will not (i) violate or be in conflict with any provision of the certificate or articles of incorporation, as the case may be, or by-laws of the Borrower, (ii) violate or be in conflict with any law or regulation having applicability to the Borrower, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over the Borrower of the Borrower's properties or by which the Borrower may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any material indenture, loan or credit agreement (including the Existing Credit Facility), or other agreement for borrowed money or any other material agreement, lease or instrument to which the Borrower is a party or by which it or it's properties may be bound, or result in the creation of any Lien upon any of the assets or properties of the Borrower.

6. Except as set forth on Schedule __, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which would reasonably be expected to have a Material Adverse Effect.

7. The extension of credit under the Credit Agreement does not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

8. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

9. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of Public Utility Holding Company Act of 1935.

10. No regulatory consents, authorizations, approvals or filing are required to be obtained or made by the Borrower from any New York Governmental Authority under any law of the State of new York or any regulation adopted by a Governmental Agency thereof for the borrowing by the Borrower under the Credit Agreement and the execution and delivery of the Credit Agreement and the Notes in connection with the performance by the Borrower of its obligations hereunder.


                                      F-2